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                                                                     Exhibit 4.9

                           EDGEWATER TECHNOLOGY, INC.

                   AMENDED AND RESTATED 2000 STOCK OPTION PLAN

SECTION 1. PURPOSE. The Plan (i) authorizes the Committee to provide to Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with grants of options to acquire common stock, par value $.01 per share, of the Corporation, and (ii) provides for the automatic grant of options to Non-Employee Directors of the Corporation, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Consultants and Directors of outstanding ability.

SECTION 2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

          (a)  "Board" shall mean the Board of Directors of the Corporation.

          (b) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding of the Committee that the Grantee (i) has breached his or her employment or service contract with the Corporation or its Subsidiaries, (ii) has engaged in disloyalty to the Corporation or its Subsidiaries, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Corporation or its Subsidiaries to persons not entitled to receive such information, (iv) has breached any noncompetition or nonsolicitation agreement between the Corporation or its Subsidiaries and the Grantee, or (v) has engaged in such other behavior detrimental to the interests of the Corporation or its Subsidiaries as the Committee determines.

          (c)  A "Change in Control" shall be deemed to have occurred if:

              (i) any person, other than the Corporation or an employee benefit plan of the Corporation, acquires, directly or indirectly, the beneficial ownership of any voting security of the Corporation and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50% or more of the total voting power of the then-outstanding voting securities of the Corporation;

              (ii) the individuals (A) who, as of the adoption of this Plan, constitute the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such


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          directors also becoming "Additional Original
          Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board;

              (iii) the stockholders of the Corporation shall approve a merger, consolidation, recapitalization, or reorganization of the Corporation, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

              (iv) the stockholders of the Corporation shall approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or a substantial portion of the Corporation's assets (i.e. 50% or more of the total assets of the Corporation).

          (d) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e) "Committee" shall mean the Board, or any committee of two or more Directors that may be designated by the Board to administer the Plan. The Committee may be comprised of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

          (f) "Consultant" shall mean (i) any person who is engaged to perform bona fide services for the Corporation or its Subsidiaries, other than as an Employee or Director, where the services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultant does not directly or indirectly promote or maintain a market for the Corporation's securities, or (ii) any person who has agreed to become a consultant within the meaning of clause (i).

          (g) "Corporation" shall mean Edgewater Technology, Inc., a Delaware corporation.

          (h)  "Director" shall mean any member of the Board.

          (i) "Employee" shall mean (i) any employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed by the Corporation or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).


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          (j)  "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

          (k) "Fair Market Value" of the Stock on a given date shall be based upon: (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or (ii) if the Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, as determined by the Committee in good faith in its sole discretion.

          (l)  "Grant" shall mean a grant of an Option.

          (m)  "Grantee" shall mean a person granted an Option under the Plan.

          (n)  "1933 Act" shall mean the Securities Act of 1933, as amended.

          (o) "Non-Employee Director" shall mean a Director of the Corporation who is not an Employee, and who was not an Employee at any time during the prior one year period.

          (p) "Officer" shall mean an officer of the Corporation with the meaning of Rule 16a-(1)(f) under the Exchange Act.

          (q) "Option" shall mean an option granted pursuant to Sections 6 and 7 of the Plan to purchase shares of Stock that is not an incentive stock option as described in Code Section 422.

          (r) "Plan" shall mean this Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan as set forth herein and as amended from time to time.

          (s) "Stock" shall mean shares of the common stock par value $.01 per share of the Corporation.

          (t) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

          (u) "Subsidiary" shall mean (i) any company (whether a corporation, partnership, joint venture or other entity) in which the Corporation owns, directly or indirectly, a majority of the shares of capital stock or other equity interest, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause (i).


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SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN.

          (a) Subject to adjustment as described in Section 10, the total amount of Stock that may be subject to Grants, determined immediately after the grant, shall not exceed four million (4,000,000) shares of Stock.

          (b) All Employees and Non-Employee Directors (subject as to Non-Employee Directors to the limitations in Section 7) are eligible to receive Grants under the Plan. Notwithstanding the foregoing: (i) the aggregate number of Grants under the Plan to Officers and Directors shall be less than fifty percent (50%) of the total number of Grants to all persons under the Plan; and (ii) the aggregate of number of shares of Stock underlying Grants to Officers and Directors under the Plan shall be less than fifty percent (50%) of the total number of shares of Stock underlying Grants to all persons under the Plan, as determined in each of (i) and (ii) from the date of the amendment and restatement of the Plan to extend eligibility to Officers and Directors to the date of the third anniversary of such amendment and restatement (and to the date of each anniversary thereafter); provided, however, that there shall be excluded from the numerator and denominator of such calculations, (A) with respect to the item (i) test above, the number of Grants to Officers not previously employed by the Corporation pursuant to a Grant of Options as an inducement essential to such individuals entering into employment contracts with the Corporation; and (B) with respect to the item (ii) test above, Grants of Options for shares of Stock issued to Officers not previously employed by the Corporation pursuant to a Grant of Options as an inducement essential to such individuals entering into employment contracts with the Corporation.

          (c) For purposes of the foregoing limits, shares subject to Grants shall not be deemed delivered if such grants are forfeited, expire or otherwise terminate without delivery of shares to the Grantee. Any shares of Stock delivered pursuant to a Grant may consist, in whole or in part, of authorized and unissued shares or treasury shares.

SECTION 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan or the grants thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, Subsidiaries of the Corporation, Grantees and any person claiming any rights under the Plan from or through any Grantee and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions to the extent permitted under Rule 16b-3, if applicable, and other applicable law.


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SECTION 5. TYPES OF OPTIONS. Options granted under the Plan shall be options to purchase shares of the Stock that are not incentive stock options as described in Code Section 422.

SECTION 6.  GRANT OF OPTIONS TO EMPLOYEES AND CONSULTANTS.

            (a) Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan.

            (b) The exercise price per share of Stock subject to an Option shall be determined by the Committee and specified in the Stock Option Agreement. The exercise price may be equal to, greater than, or less than the Fair Market Value of a share of Stock on the date the Option is granted.

            (c) The term of each Option granted to an Employee or Consultant s hall be determined by the Committee and specified in a Stock Option Agreement, provided that no Option shall be exercisable more than ten years from the date such Option is granted.

            (d) The Committee shall determine and designate from time to time Employees or Consultants who are to be granted Options, and shall specify in the Stock Option Agreement the nature of each Option granted and the number of shares of Stock subject to each such Option.

            (e) The Committee shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of this Plan, as it may deem desirable. The Committee shall determine the extent to which Options shall become exercisable upon a Change in Control, unless otherwise specified in the Stock Option Agreement.

            (f) The Committee may, at any time, grant new or additional Options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee without regard to such previously granted Options or other options.

          (g) The Committee may provide that Options granted to persons who may be non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an exercise price not less than 85% of the Fair Market Value of the Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee's death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).


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SECTION 7.  GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS.

            (a) Non-Employee Directors of the Corporation shall be eligible to receive Options under the Plan only pursuant to the provisions of this
     Section 7. Each Non-Employee Director shall receive upon his or her first election to the Board, without the exercise of the discretion of any person, an Option under the Plan relating to the purchase of 20,000 shares of Stock (an "Initial Grant"). On the day of each annual meeting of stockholders, each person who is a continuing Non-Employee Director (excluding any newly-elected Non-Employee Director entitled to receive an Initial Grant) shall receive, without the exercise of the discretion of any person, an Option under the Plan relating to the purchase of 10,000 shares of Stock; and in addition to the foregoing, each such Non-Employee Director who is also the chairman of a committee of the Board shall receive an additional Option under the Plan relating to the purchase of 5,000 shares of Stock. In the event that there are not sufficient shares available under this Plan to allow for the grant to each Non-Employee Director of an Option for the number of shares provided herein, each Non-Employee Director shall receive an Option for his pro rata share of the total number of shares of Stock available under the Plan.

            (b) The exercise price of each share of Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Stock on the date such Option is granted.

            (c) Each initial election Option granted to a Non-Employee Director shall become exercisable in three equal installments on the date of grant and on each of the first two anniversaries of the date of grant, and shall have a term of five years from the date of grant. Notwithstanding the exercise period of any initial election Option granted to a Non-Employee Director, all such Options shall immediately become exercisable upon a Change in Control. Each annual election and annual board committee appointment Option granted to a Non-Employee Director shall be immediately exercisable upon the date of grant.

            (d) This Section 7 shall be effective after the earlier of: (i)
     May 1, 2002, or (ii) the date the Corporation receives notification from The Nasdaq Stock Market, Inc. that amendments to the Plan to provide option grants to Non-Employee Directors do not require the approval of the stockholders of the Corporation.

SECTION 8.  EXERCISE OF OPTIONS.

            (a) Unless otherwise determined by the Committee, in the event that a Grantee is a "covered employee" as described in Code Section 162(m)(3), an Option shall not be exercisable by such Grantee in any taxable year to the extent that the exercise of such Option would cause the Grantee's total compensation to exceed the limits for deductible compensation under Code
     Section 162(m) for the taxable year. However, in no event may the Grantee be prohibited from exercising the Option by reason of this Section 8(a) later than nine years from the date such Option is granted.

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            (b) Except as provided pursuant to Section 9, no Option shall be exercised unless at the time of such exercise the Grantee is then: (A) an Employee (determined with reference to Section 2(i)(i) only); or (B) a Consultant (determined with reference to Section 2(f)(i) only) of the Corporation or a Subsidiary (determined with reference to Section 2(u)(i) only).

            (c) Except as provided in Section 9, no Option granted to a Non-Employee Director shall be exercised unless at the time of such exercise the Grantee is then a Non-Employee Director.

            (d) A Grantee or other permitted holder shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the Option price of such shares and any income tax which may be required to be withheld as determined by the Committee pursuant to Section 12. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price by delivery of Stock held by the Grantee longer than six months or other property (including notes or other contractual obligations of Grantees to make payment on a deferred basis to the extent permitted by applicable law), or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

             (e) Notwithstanding the foregoing, an Option shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Stock Option Agreement.

SECTION 9.  EXERCISE OF OPTIONS UPON TERMINATION.

             (a) Unless otherwise determined by the Committee, upon termination of a Grantee's employment with the Corporation and its Subsidiaries for any reason other than Cause, death, disability or retirement, such Grantee may exercise any Options during the three-month period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment.

              (b) Unless otherwise determined by the Committee, upon termination of a Grantee's employment with the Corporation and its Subsidiaries on account of death or disability, such Grantee may exercise any Option during the one year period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment.

               (c) Unless otherwise determined by the Committee, upon termination of a Grantee's employment with the Corporation and its Subsidiaries on account of retirement after attainment of age 65, such Grantee may exercise any Option in accordance with the original Option term following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment.


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               (d) If the Committee determines that such termination is for
     Cause, all Options held by the Grantee shall immediately terminate. In addition, all Options granted on the basis of clause (ii) of Section 2(f),
     Section 2(i) or Section 2(u) shall immediately terminate if the Committee determines, in its sole discretion, that the Consultant, Employee, or Subsidiary, as the case may be, will not become a Consultant, Employee or Subsidiary within the meaning of clause (i) of such Sections.

               (e) Unless otherwise determined by the Committee and specified in the Stock Option Agreement, in no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of termination of the relationship with the Corporation and its Subsidiaries. In no event shall any Option be exercisable later than the date of expiration of the Option term.

               (f) Subject to the provisions of Section 6(e), the sale of any Subsidiary shall be treated as a termination of employment with respect to any Grantee employed by such Subsidiary.

               (g) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative. Options transferred pursuant to Section 14 may also be exercised by a permitted holder.

SECTION 10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for Grants, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Grants, and (iii) the exercise price. If deemed appropriate, the Committee may make provision for a cash payment with respect to any conditions of, and the criteria included in, Grants (including, without limitation, cash payments in exchange for Grants or substitution of Grants using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

SECTION 11. RESTRICTIONS ON ISSUING SHARES. The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Grant or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Grant may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Grant until completion of such stock exchange listing or registration


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or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

SECTION 12. TAX WITHHOLDING. To the extent required by applicable federal, state, local or foreign law, a Grantee shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or any sale of shares. The Corporation shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Corporation withhold the minimum applicable amounts from a portion of the shares of the Stock that otherwise would be issued to the Grantee, or to the extent permitted, by tendering shares previously acquired.

SECTION 13. DEFERRAL OF RECEIPT OF STOCK. Effective upon the amendment of the Corporation's deferred compensation plan to expressly permit deferrals under this Section 13, a Grantee may, pursuant to the terms of such plan, as amended, defer receipt of Stock that would otherwise be delivered to such Grantee upon the exercise or settlement of any Option.

SECTION 14.  TRANSFERABILITY.

             (a) Except as provided below, no Grant shall be subject to anticipation, sale, assignment, pledge, encumbrance, charge or transfer except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

             (b) Notwithstanding the foregoing, the Committee may provide, in a Stock Option Agreement, that the Grantee may transfer Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of the Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

SECTION 15. NON-COMPETITION. If the Grantee breaches any non-competition agreement in effect with the Corporation or its Subsidiaries, all of the Grantee's outstanding Grants shall immediately terminate, and the Corporation may require that the Grantee pay to the Corporation or its Subsidiaries (in Stock or cash) an amount equal to any gain arising from the exercise of Options during the forfeiture period. The forfeiture period is the period beginning on the date that is six months before the Grantee's termination of employment or service with the Corporation and its Subsidiaries and ending upon the termination of such non-competition agreement. The gain to be reimbursed is the amount by which the Fair Market Value of the Stock on the date of the Committee's determination (or the date of any earlier sale or other disposition of the Stock covered by the Option, if greater) exceeds the exercise price of the Option.


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SECTION 16.  GENERAL PROVISIONS.

             (a) Each Grant shall be evidenced by a Grant instrument. The terms and provisions of such instruments may vary among Grantees and among different Grants granted to the same Grantee.

             (b) A Grant in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such unrestricted share certificates are issued, any rights as a stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

             (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Grant to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Grant except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Grant.

             (d) The issuance of shares of Stock to Grantees, their legal representatives or other permitted holders shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

SECTION 17. AMENDMENT OR TERMINATION. The Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall materially impair the rights of Grantees to Grants previously granted hereunder and, provided further, however, that any shareholder approval necessary or desirable in order to comply with other applicable law or regulation shall be obtained in the manner required therein. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Grant theretofore granted and any Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Grant. Upon termination of the Plan the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Corporation, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Grantee's unexercised vested Options exceeds the exercise price of such Options or (ii) after giving Grantees an opportunity to exercise their unexercised vested Options, terminate any or all outstanding Options at such time as the Committee deems appropriate.

SECTION 18. EFFECTIVE DATE OF PLAN. This amended and restated Plan is effective upon the earlier of: (i) the date the Corporation receives notification from The Nasdaq Stock Market, Inc. that amendments to the Plan to provide option grants to Non-Employee Directors do not require the approval of the stockholders of the Corporation, or (ii) its approval by the stockholders of the Corporation. This Plan shall continue in effect until terminated by the Board. This Plan was originally adopted by the Board on August 31, 2000.


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                           - - - - - - - - - - - - - -
     This Plan, prior to its amendment and restatement in February 2002, was originally adopted by the Board on August 31, 2000, which original adoption did not require stockholder approval.

     This Plan, as amended and restated, was approved by the Board on February 27, 2002, which approval became effective on March 20, 2002, which was the date of The Nasdaq Stock Market, Inc. Letter. The approval of this Plan by the Board, as amended and restated, did not require stockholder approval.

     Section 7 of the Plan was amended by the Board on May 22, 2002, which amendment did not require stockholder approval.

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